UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): March 26, 2013

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, Jaye Thompson, Ph.D, age 47, accepted an offer from Repros Therapeutics Inc. (the “Company”) to be its Senior Vice President of Clinical and Regulatory. Pursuant to the terms of the employment agreement (“Employment Agreement”), effective March 26, 2013, Dr. Thompson is entitled to an annual base salary of $250,000 and the option to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2011 Equity Incentive Plan, at an exercise price of $8.95 per share, the closing price of the Company’s Common Stock on the NASDAQ Stock Market, on March 26, 2013, the effective date of the agreement. The option shares will vest quarterly, over a period of three years, based upon Employee’s continued employment. Dr. Thompson shall be entitled to participate in all Company benefit plans in accordance with the terms available to all employees.

The Employment Agreement is for a one-year term, and may be renewed for successive one year periods unless terminated in accordance with the terms thereof. The Employment Agreement may be terminated by the Company for Cause, as defined therein, or for reasons other than Cause or Employee may terminate her employment for Good Reason (as defined therein). In the event that the Company terminates her employment without Cause or the employee terminates her employment for Good Reason, Dr. Thompson is entitled to receive an amount equal to six (6) months compensation at her then current salary, together with benefits.

Dr. Jaye Thompson was elected a director in 2009. Ms. Thompson has more than 20 years of experience in the clinical research industry. She was most recently the Senior Vice President of Clinical Development and Regulatory Affairs with Opexa Therapeutics, Inc. Prior to joining Opexa, she was the Senior Vice President for Regulatory Affairs and Emerging Biotechnologies at inVentiv Clinical Solutions, LLC, a wholly-owned subsidiary of inVentiv Heatlh (NASDAQ: VTIV), a full-serve contract research organization. Prior to its acquisition by inVentiv in 2006, Dr. Thompson was President and Founder of SYNERGOS, Inc, a leading contract research organization based in The Woodlands, Texas. Dr. Thompson holds a Bachelor's degree in Applied Mathematics from Texas A&M University and an MS and a PhD in Biostatistics from the University of Texas Health Science Center in Houston. She was appointed to the Texas Emerging Technology Advisory Committee and has served on the Gulf Coast Regional Center of Innovation and Commercialization Executive Board, the MD Anderson Technology Review Committee and the BioHouston Associate Advisory Board.

The foregoing description of the Employment Agreement is intended to summarize the terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1 and which is incorporated herein.

Effective immediately, Dr. Thompson will no longer serve on any committee of the Board of Directors of the Company, and will not stand for reelection to the Board at the Company’s 2013 annual meeting of shareholders.

Item 9.01   Financial Statements and Exhibits.

Exhibit

Number	Description

10.1	Employment Agreement effective March 26, 2013 by and between the Company and Dr. Thompson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: April 1, 2013

	By:	/s/ Kathi Anderson
Kathi Anderson Chief Financial Officer

EXHIBIT INDEX

    Exhibit

Number	Description

10.1	Employment Agreement effective March 26, 2013 by and between the Company and Dr. Thompson.